SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                               September 19, 2007


                                CARLATERAL, INC.
             ______________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


   Nevada                           000-52639                        20-4158835
_____________                      ___________                      ____________
  State of                         Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number


     P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China 518031
     ______________________________________________________________________
                     Address of principal executive offices


                  Registrant's telephone number: (212) 561-3604


               112 North Currie Street, Carson City, Nevada, 89703
           ___________________________________________________________
           Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.01. CHANGE IN CONTROL OF REGISTRANT.

         On September 19, 2007, Max Time Enterprise Ltd ("Purchaser") purchased from a shareholder of Carlateral, Inc. (the "Company") an aggregate of 7,000,000 shares of the Company's outstanding common stock, $.001 par value, for a total purchase price of $200,000 (the "Stock Transaction"). The purchased shares constituted, in the aggregate, 67.9% of the issued and outstanding shares of the Company's common stock, resulting in a change in the controlling interest of the Company.

         Prior to the Stock Transaction, Donald Cameron, as the largest selling stockholder of the Company, held 7,000,000 shares of the Company's common stock, representing collectively 68% of the Company's issued and outstanding shares of common stock.

         The source of the funds with which Purchaser purchased such shares was working capital.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         Change of Management

         On September 19, 2007, the Company's board of directors (the "Board") was expanded from one to two members and Hui Ping Cheng was appointed as a director of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws. In addition, Ms. Cheng was nominated and elected by the Board as President of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws.

         In conjunction with Ms. Cheng's appointment to the Board and election as an officer of the Company, Donald Cameron submitted his resignation as a member of the Board and as the Company's sole officer.

         Business Experience of New Management.

         Hui Ping Cheng, the newly appointed director and President of the Company, previously served as a senior accountant and accounting department director at Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw the company's accounting department. Since April 2007, she has served as director and president of Max Time Enterprise Limited, which positions she continues to hold.

         Terms of Engagement.

         As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office as provided in the Company's by-laws, or until their respective successors have been elected or their earlier death, resignation or removal. All officers are appointed annually by the Board and, subject to any existing employment agreement, serve at the discretion of the Board. As of this date, no written employment agreement exists between the Company and Ms. Cheng, as new management. Currently directors of the Company receive no compensation.

         The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.


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


         Relationships and Related Transactions.

         After giving effect to the Stock Transaction, Hui Ping Cheng is an indirect owner of the 7,000,000 shares of the Company's common stock held by Purchaser by reason of her control of Purchaser, of which entity she is the sole owner, director and officer.

         On September 19, 2007, Ms. Cheng was appointed as a director and the President of the Company.





























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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 19, 2007



                                       CARLATERAL, INC.



                                       By: /s/ HUI PING CHENG
                                           ____________________
                                           Name: Hui Ping Cheng
                                           Title: President


















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